UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 3, 2026
Date of Report (date of earliest event reported)

NovoCure Limited
(Exact name of registrant as specified in its charter)

Jersey	001-37565		98-1057807
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

No. 4 The Forum, Grenville Street	St. Helier	Jersey	JE2 4UF
(Address of Principal Executive Offices)			(Zip Code)
+44 (0) 15 3475 6700
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	NVCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Directors
On June 3, 2026, NovoCure Limited (the “Company”) held its annual general meeting of shareholders (the “Annual Meeting”).  The Company’s shareholders elected Asaf Danziger, William Doyle, Jeryl Hilleman, David Hung, Frank Leonard, Kinyip Gabriel Leung, Martin Madden, Allyson Ocean, Timothy Scannell, Kristin Stafford and William Vernon as directors, effective immediately, with a term expiring at the annual meeting of shareholders in 2027. The election of these directors was not pursuant to any arrangement or understanding between any of them and any third party. As of the date of this report, none of these directors, nor any of their immediate family members, is a party, either directly or indirectly, to any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K. These directors will be compensated consistent with the compensation programs for non-employee directors.

Item 5.07.  Submission of Matters to a Vote of Security Holders

At the Annual Meeting, proxies and in-person shareholders representing 93,826,730 shares of the Company’s ordinary shares, or approximately 81.01% of the total shares entitled to vote, were present in person or by proxy and voted on the following proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 20, 2026.
1.   Election of Directors . The eleven nominees for election to the Company’s Board of Directors were elected as directors to hold office until the Company’s 2027 Annual Meeting of Shareholders or until their successors are duly elected and qualified or until their offices are vacated, based upon the following votes:

	For	Against	Abstain	Broker non-votes
Asaf Danziger	81,489,609	1,388,512	74,479	10,874,130
William Doyle	80,241,009	2,664,190	47,401	10,874,130
Jeryl Hilleman	81,547,820	1,293,373	111,407	10,874,130
David Hung	80,768,325	2,039,529	144,746	10,874,130
Frank Leonard	82,547,254	356,494	48,852	10,874,130
Kinyip Gabriel Leung	79,455,754	3,370,420	126,426	10,874,130
Martin Madden	81,360,641	1,461,539	130,420	10,874,130
Allyson Ocean	81,178,295	1,666,945	107,360	10,874,130
Timothy Scannell	81,540,531	1,292,301	119,768	10,874,130
Kristin Stafford	81,584,398	1,272,045	96,157	10,874,130
William Vernon	81,349,410	1,483,356	119,834	10,874,130

2.   Ratification of Independent Registered Public Accounting Firm.   The proposal to approve and ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the auditor and independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026 was approved as an ordinary resolution based upon the following votes:

For	Against	Abstain
91,436,910	2,337,255	52,565

3.   Approval of a non-binding advisory vote to approve executive compensation. The proposal to approve executive compensation on a non-binding advisory basis was approved as an ordinary resolution based upon the following votes:

For	Against	Abstain	Broker non-votes
75,392,168	7,422,876	137,556	10,874,130
 4.   Approval of the Company's Amended and Restated 2024 Omnibus Incentive Plan. The proposal to approve the Company's Amended and Restated 2024 Omnibus Incentive Plan was approved as an ordinary resolution based upon the following votes:

For	Against	Abstain	Broker non-votes
41,680,622	41,161,139	110,839	10,874,130

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	NovoCure Limited Amended and Restated 2024 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited
(Registrant)

Date: June 5, 2026

By: /s/ Christoph Brackmann
Name: Christoph Brackmann
Title: Chief Financial Officer